UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2016, Rubicon Technology, Inc. (the “Company”) received approval from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) to transfer the listing of the Company’s common stock from the NASDAQ Global Market to the NASDAQ Capital Market. This transfer will be effective at the opening of business on October 20, 2016. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as the NASDAQ Global Market and listed companies must meet certain financial requirements and comply with NASDAQ’s corporate governance requirements. The Company’s common stock will continue to trade under the symbol “RBCN.”

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2016, the Company received a letter from NASDAQ on April 19, 2016 notifying the Company that it did not meet the minimum bid price requirement for continued listing on the NASDAQ Global Market. Following the transfer of its listing, the Company has been granted an additional 180-day grace period to regain compliance with NASDAQ’s $1.00 minimum bid price requirement. To regain compliance and qualify for continued listing on the NASDAQ Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period, which will end on April 17, 2017. If the Company fails to regain compliance during this grace period, its common stock will be subject to delisting by NASDAQ. The Company has provided written notice of its intention to cure the minimum bid price deficiency during the second grace period including by carrying out a reverse stock split, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.
Dated: October 18, 2016
	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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